Contacts:	Arizona:	Texas:	New York:
	Larry Seay	Jane Hays	Chris Tofalli
	CFO & Vice President-Finance	Vice President-Corp. Develop	Broadgate Consultants
	(480) 609-3330	(972) 612-8085	(212) 232-2222

MERITAGE CORPORATION
PRICES ADD-ON OFFERING OF SENIOR NOTES

     Dallas and Scottsdale, Arizona (September 18, 2003) – Meritage Corporation (NYSE: MTH) today announced that it has priced an add-on offering of $75 million in aggregate principal amount of its 9.75% senior notes due June 1, 2011. The notes were priced at 109.0% of their face amount implying a yield to worst of 7.642%. The Company intends to use the net proceeds from the offering for general corporate purposes, which will include the paydown of the Company’s senior credit facility. Closing of the offering is expected to occur on September 25, 2003. These notes will be issued under an add-on provision of the indenture that governs the 9.75% senior notes due 2011 issued by Meritage on May 31, 2001 and February 21, 2003. Collectively, they will constitute a single series of notes with those notes, bringing the aggregate principal amount outstanding of the 9.75% senior notes due 2011 to $280 million. In connection with the offering, the Company has agreed to file an exchange offer registration statement under the Securities Act in order to exchange the unregistered notes for substantially identical registered notes. Following the exchange offer, the notes will be identical to and trade with the 9.75% senior notes due 2011 issued by Meritage on May 30, 2001 and February 21, 2003.

     The notes have been offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act), and certain investors outside of the United States under Regulation S under the Securities Act. The offering of the notes has not been registered under the Securities Act or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Meritage Corporation

     Meritage Corporation designs, builds and sells distinctive single-family homes ranging from entry-level to semi-custom luxury. Meritage operates in the Phoenix and Tucson, Arizona markets under the Monterey Homes, Hancock Communities and Meritage Homes brand names, in the Dallas/Ft. Worth, Austin and Houston, Texas markets as Legacy Homes and Hammonds Homes, and in the East San Francisco Bay and Sacramento, California markets as Meritage Homes and in the Las Vegas, Nevada market as Perma-Bilt Homes.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning future Company actions and their expected results. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     With respect to the sale of the senior notes, these risks and uncertainties include: that the closing of the offering is subject to, among other things, standard closing conditions; our level of indebtedness, which will increase upon closing of the offering; the senior notes are unsecured and are effectively subordinated to our secured indebtedness; and the indenture for the senior notes imposes significant operating and financial restrictions on us, which may prevent us for capitalizing on business opportunities and taking some corporate actions.

     In addition, our business is subject to a number of risks and uncertainties including: the strength and competitive pricing of the single-family housing market; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to continue to acquire additional land or options to acquire additional land on acceptable terms; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in stock prices; the impact of construction defect and home warranty claims; the cost and availability of insurance, including the availability of insurance for the presence of mold; interest rates and changes in the availability and pricing of residential mortgages; our lack of geographic diversification; our level of indebtedness and our ability to raise additional capital when and if needed; our ability to take certain actions because of restrictions contained in the indenture for our senior notes and the agreement for our senior unsecured credit facility; legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the success of our program to integrate existing operations with any new operations or those of past or future acquisitions; our success in locating and negotiating favorably with possible acquisition candidates; our ability to expand pre-tax margins; our dependence on key personnel and the availability of satisfactory subcontractors; the impact of inflation; our potential exposure to natural disasters; new accounting policies or principles or governmental or stock exchange regulations that could affect our corporate governance or accounting methods; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K Report for the year ended December 31, 2002 under the captions “Market for the Registrant’s Common Stock and Related Stockholder Matters — Factors That May Affect Future Stock Performance” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors That May Affect Our Future Results and Financial Condition” and in Exhibit 99.1 of Meritage’s Form 10-Q for the quarter ended June 30, 2003. As a result of these and other factors, the Company’s stock and note prices may fluctuate dramatically.

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